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                                STOCK ESCROW AGREEMENT

The parties to this Agreement are PROFORMANCE RESEARCH ORGANIZATION, INC., a Delaware corporation (the "Company"); _______________________________ (the
"Escrow Agent"); and certain Security Holders of the Company whose names and Security Holdings are listed on Exhibit "A" attached hereto and made a part hereof (the "Security Holders").

1. RECITALS. The Security Holders are the owners of certain outstanding shares of the Company's outstanding securities set forth in Exhibit "A". The Company desires to make a public offering (the "Offering") of up to 1,000,000 shares of its Common Stock pursuant to an Application to Register Securities (the "Application") filed with the Securities Division of the Arizona Corporation Commission (the "Commission"). As a condition to the effective registration of the Offering, the Commission has required that the Security Holders provide for the escrow of certain of their respective securities. The purpose of this Agreement is to provide for such an escrow.

2.   PROPERTY SUBJECT TO ESCROW

     2.1 SECURITIES. The shares of the Common Stock, $.0001 par value, and other securities of the Company which are subject hereto, are those listed on Exhibit "A", attached hereto, respectively owned and held by the Security Holders identified thereon.

     2.2 OTHER PROPERTY. In addition to the securities, any stock or cash dividend paid thereon during the term of this Agreement and any stock issued through, or by reason of, any stock split, exchange of shares, merger, consolidation, recapitalization, reorganization, or similar business combination or subdivision with respect to the shares or in substitution for or in lieu of any securities subject to this Agreement, shall be paid to the Escrow Agent forthwith and become subject to this AGREEMENT.

3.   TERMINATION

     3.1 TERM. The term of this AGREEMENT and of the escrow provided herein (the "Escrow") shall commence on the date that the offering is declared effective by the Commission, provided that the certificates evidencing the securities are deposited with the Escrow Agent to be held pursuant hereto, for a period up to four years, unless released earlier in accordance with the terms of this Agreement.

     3.2 PUBLIC TRADING PRICE. If for ninety (90) consecutive trading days at any time during the term of this Agreement commencing twelve (12) months after the ate of the commencement of the term of the escrow, the Company's shares have traded in a public market at a price of not less than ($5.50) 110% of the initial offering price per share, then the escrow shall terminate, and all of the securities shall be released to the person, persons, or entities then entitled thereto.
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     3.3  EARNINGS DURING TWO CONSECUTIVE FISCAL YEARS.  If, at the end of any
          two consecutive fiscal years within the escrow period the Company has had earnings per share equal to not less than ($.25) 5% of the initial public offering price per common share for each of such two years, then the escrow shall terminate and all of the securities all be released and delivered to the person, persons, or entities entitled thereto.

     3.4 PHASED RELEASE OF ESCROWED SECURITIES. If there has not been a release of escrowed securities pursuant to sections 3.2 or 3.3 above by the end of the second year of the escrow, the Commission shall release one eighth of the escrowed securities over each of the next eight calendar quarters.

     3.5  RIGHTS OF PARTICIPANTS.  It is agreed that:

          3.5.1 The securities held pursuant to this Agreement shall not have any right, title, interest, or participation in the assets of the Company in the event of dissolution, liquidation, merger, consolidation, reorganization, sale of assets, exchange or any transaction or proceeding which contemplates or results in the distribution of the assets of the Company, until the holders of all shares not escrowed have been paid, or have had irrevocably set aside for them an amount equal to one hundred (100%) of the purchase price per share in the public offering, adjusted for stock splits and stock dividends. Subsequently, the escrowed securities shall be entitled to receive an amount per share equal to one hundred percent (100%) paid to or set aside for the non-escrowed securities and thereafter, all shares shall participate on a pro rata basis. A merger, consolidation, or reorganization may proceed on terms and conditions different than those stated above if a majority of shares held by persons other than promoters approve the terms and conditions by vote at a meeting held for such purpose.

          3.5.2 The securities held pursuant to this Agreement shall continue to have all voting rights to which those securities are entitled. Any dividends paid on such securities shall be paid to the Escrow Agent and held pursuant to the terms of this Agreement. The Escrow Agent shall treat such dividends as assets of the corporation available for distribution under the provisions of Section 3.5.1 above. The Escrow AGENT shall place the dividends in an interest-bearing account. The dividends and interest earned thereon will be disbursed in proportion to the number of securities released from the escrow. All certificates representing stock dividends and shares resulting from stock splits from escrowed securities shall be delivered to the Escrow Agent to be held pursuant to this Agreement.

                          Stock Escrow Agreement page 2
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     3.6  RELEASE OF SECURITIES IN ESCROW.  Petitions requesting release of securities in escrow will be considered if:

          3.6.1 The terms and conditions of Section 3.2 have been satisfactorily demonstrated to have been met or;

          3.6.2 The terms and conditions of Section 3.3 have been satisfied and the petition is accompanied by financial statements prepared in accordance with generally accepted accounting principles applied on a consistent basis and reported upon by an independent certified public accountant.

          3.6.3     Petitions may be submitted pursuant to Section 3.4.

          3.6.4 The requirements of 3.6.1, 3.6.2, and 3.6.3 above do not apply if there is an order of a court of competent jurisdiction which orders release of such securities.

4.   FURTHER AGREEMENTS

     4.1 BY THE SECURITY HOLDERS. Each of the Security Holders agree, jointly and severally, that:

          4.1.1 Upon the execution and delivery of this Agreement, and prior to the effective date of the Registration Statement, he/she or it will deposit a certificate or certificates evidencing the securities owned by him/her or it with the Escrow Agent.

          4.1.2 The Escrow Agent is hereby granted all authority necessary to permit the Escrow AGENT to act in conformance with this Agreement.

          4.1.3 During the term of the Escrow, the securities in escrow may be transferred by will or pursuant to the laws of descent and distribution or through appropriate legal proceedings but in all cases the securities shall remain in escrow and subject to the terms of this Agreement. In addition, upon the death of a promoter, such promoter's escrowed securities may be hypothecated, subject to all of the terms of this Agreement, to the extent necessary to pay the expenses of the estate. The securities in escrow may be transferred by gift to family members, provided the securities remain subject to the terms of this Agreement. Securities in escrow may not be pledged to secure a debt.

     4.2  BY THE COMPANY.  The Company agrees that:

                          Stock Escrow Agreement page 3
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          4.2.1     No attempted sale or other transfer of any of the securities shall be recognized by the Company during the term hereof.

          4.2.2 Issuance of any additional shares, options, warrants, or other evidence or participation in the Company to any of the Security Holders will be at a price reasonably related to fair market value.

          4.2.3 No changes in the Company's method of accounting shall be made without the prior approval of the Commission.

          4.2.4 A summary of the terms of the escrow shall be included in the offering documents and in subsequent annual reports to Security Holders.

          4.2.5 The Escrow AGENT must be satisfactory to the Commission and the Escrow AGENT may not be affiliated with any promoter.

     4.3  BY THE ESCROW AGENT.  The Escrow AGENT agrees that:

          4.3.1 It shall accept the securities delivered by the Security Holders or delivered or contemplated hereof for deposit pursuant to the terms of this Agreement.

          4.3.2 It shall issue to each Security Holder a safekeeping receipt or other similar instrument reflecting the name and address of the Security Holder, the number of securities deposited and the certificate number(s).

          4.3.3 It will hold the securities pursuant to the terms of this Agreement.

5.   ADMINISTRATIVE PROVISIONS

     5.1 AMENDMENT. This Escrow Agreement shall not be terminated other than as provided herein and shall not be modified or amended without the prior approval of the Commission.

     5.2 PROTECTION OF ESCROW AGENT. The Escrow AGENT shall not be held to take notice of any terms of any agreement or any rights with respect to the securities unless expressly set forth in this Agreement; and the Escrow Agent shall be relieved of all liability under this Agreement upon the delivery of the securities to the Security Holders after the Agreement has been properly terminated.

     5.3 GENERAL PROVISIONS. Notwithstanding anything to the contrary contained herein, for purposes of this Agreement, the definitional sections contained in R14-4-105(A) shall govern.

                          Stock Escrow Agreement page 4
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The Company, the Security Holders, and the Escrow Agent have entered into this
Agreement on this _____ day of February, 1999 in multiple counterparts, each of which shall be considered an original.

                                "SECURITY HOLDERS"


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                         "COMPANY"

                         PROFORMANCE RESEARCH ORGANIZATION, INC.


                         By:
                            -------------------------------------
                              William D. Leary, President

ATTEST:


----------------------------------
Its Secretary

                         "ESCROW AGENT"


                         By:
                            -------------------------------------

                         Its:
                            -------------------------------------

                           Stock Escrow Agreement page 5